INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-42259 of HUBCO, Inc. on Form S-4/A, in connection with the proposed merger of Poughkeepsie Financial Corp. ("PFC") with and into HUBCO, Inc., of our report dated January 24, 1997 appearing in the Annual Report on Form 10-K of PFC for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP
Stamford, Connecticut

February 19, 1998